                                                                    EXHIBIT 2(a)










                          AGREEMENT AND PLAN OF MERGER


                                      Among


                                   DQE, Inc.,


                          Allegheny Power System, Inc.


                                       and


                                  AYP Sub, Inc.



                            Dated as of April 5, 1997

                                TABLE OF CONTENTS

                                                                                                Page

RECITALS..........................................................................................1

ARTICLE I      The Merger; Closing; Effective Time................................................2

         1.1.  Merger Sub; The Merger.............................................................2
         1.2.  Closing............................................................................2
         1.3.  Effective Time.....................................................................3

ARTICLE II     Certificate of Incorporation and By-Laws
               of the Surviving Corporation.......................................................3

         2.1.  The Certificate of Incorporation...................................................3
         2.2.  The Bylaws.........................................................................3

ARTICLE III    Officers and Directors of the Surviving
               Corporation........................................................................3

         3.1.  Directors..........................................................................3
         3.2.  Officers...........................................................................3

ARTICLE IV     Effect of the Merger on Capital Stock;
               Exchange of Certificates...........................................................4

         4.1.  Effect on Capital Stock............................................................4
               (a)     Merger Consideration.......................................................4
               (b)     Cancellation of Shares.....................................................4
               (c)     Merger Sub.................................................................5
         4.2.  Exchange of Certificates for Shares................................................5
               (a)     Exchange Agent.............................................................5
               (b)     Exchange Procedures........................................................5
               (c)     Distributions with Respect to
                       Unexchanged Shares; Voting.................................................6
               (d)     Transfers..................................................................7
               (e)     Fractional Shares..........................................................7
               (f)     Termination of Exchange Fund...............................................7
               (g)     Lost, Stolen or Destroyed
                       Certificates...............................................................8
               (h)     Affiliates.................................................................8
         4.3.  Dissenters' Rights.................................................................8
         4.4.  Adjustments to Prevent Dilution....................................................8

ARTICLE V      Representations and Warranties.....................................................9

         5.1.  Representations and Warranties of the Company
               and Parent.........................................................................9

                                                                                                      Page
                                                                                                      ----
                      (a)     Organization, Good Standing and
                              Qualification..............................................................9
                      (b)     Capital Structure.........................................................10
                      (c)     Corporate Authority; Approval and
                              Fairness..................................................................12
                      (d)     Governmental Filings; No Violations.......................................14
                      (e)     Reports; Financial Statements.............................................15
                      (f)     Absence of Certain Changes................................................16
                      (g)     Litigation and Liabilities................................................17
                      (h)     Employee Benefits.........................................................17
                      (i)     Compliance with Laws; Permits.............................................20
                      (j)     Takeover Statutes.........................................................20
                      (k)     Environmental Matters.....................................................21
                      (l)     Accounting and Tax Matters................................................22
                      (m)     Taxes.....................................................................23
                      (n)     Labor Matters.............................................................25
                      (o)     Insurance.................................................................26
                      (p)     Intellectual Property.....................................................26
                      (q)     Brokers and Finders.......................................................28
                      (r)     Regulation as a Utility...................................................28
                      (s)     Operations of Nuclear Power Plants........................................28
                      (t)     Affiliates of the Company.................................................29
                      (u)     Ownership of Other Party's Common
                              Stock.....................................................................29

ARTICLE VI            Covenants.........................................................................29

         6.1.         Interim Operations................................................................29
         6.2.         Acquisition Proposals.............................................................32
         6.3.         Information Supplied..............................................................35
         6.4.         Stockholders Meetings.............................................................36
         6.5.         Filings; Other Actions; Notification..............................................36
         6.6.         Taxation and Accounting...........................................................38
         6.7.         Access............................................................................39
         6.8.         Affiliates........................................................................39
         6.9.         Stock Exchange Listing and De-listing.............................................41
         6.10.        Publicity.........................................................................41
         6.11.        Benefits..........................................................................41
                      (a)     Stock Options.............................................................41
                      (b)     Directors of Parent.......................................................43
                      (c)     Officers of Parent........................................................43
                      (d)     Parent Board Committees...................................................43
                      (e)     Corporate Headquarters....................................................43
         6.12.        Expenses..........................................................................43
         6.13.        Indemnification; Directors' and
                      Officers' Insurance...............................................................44
         6.14.        Other Actions by the Company and Parent...........................................45
                      (a)     Takeover Statute..........................................................45
                      (b)     Dividends.................................................................46

                                                                                                      Page
         6.15.        Parent Vote.......................................................................46
         6.16.        Rate Matters......................................................................46
         6.17.        PUHCA.............................................................................46
         6.18.        Pennsylvania Restructuring Legislation............................................46
         6.19.        Nuclear Matters...................................................................47

ARTICLE VII           Conditions........................................................................47
         7.1.         Conditions to Each Party's Obligation to
                      Effect the Merger.................................................................47
                      (a)     Stockholder Approval......................................................47
                      (b)     NYSE Listing..............................................................48
                      (c)     Regulatory Consents.......................................................48
                      (d)     Litigation................................................................48
                      (e)     S-4.......................................................................48
                      (f)     Blue Sky Approvals........................................................49
                      (g)     Pooling Letter............................................................49
         7.2.         Conditions to Obligations of Parent and
                      Merger Sub........................................................................49
                      (a)     Representations and Warranties............................................49
                      (b)     Performance of Obligations of the
                              Company...................................................................49
                      (c)     Consents..................................................................49
                      (d)     Tax Opinion...............................................................50
                      (e)     Affiliates Letters........................................................50
                      (f)     Comfort Letters...........................................................50
         7.3.         Conditions to Obligation of the Company...........................................50
                      (a)     Representations and Warranties............................................50
                      (b)     Performance of Obligations of Parent
                              and Merger Sub............................................................50
                      (c)     Consents..................................................................51
                      (d)     Tax Opinion...............................................................51
                      (e)     Comfort Letters...........................................................51

ARTICLE VIII          Termination.......................................................................51

         8.1.         Termination by Mutual Consent.....................................................51
         8.2.         Termination by Either Parent or the
                      Company...........................................................................52
         8.3.         Termination by the Company........................................................52
         8.4.         Termination by Parent.............................................................53
         8.5.         Effect of Termination and Abandonment.............................................53

ARTICLE IX            Miscellaneous and General.........................................................56

         9.1.         Survival..........................................................................56
         9.2.         Modification or Amendment.........................................................56
         9.3.         Waiver of Conditions; Extension...................................................56
         9.4.         Counterparts......................................................................57

                                                                                                      Page
                                                                                                      ----

         9.5.         GOVERNING LAW AND VENUE; WAIVER OF JURY
                      TRIAL.............................................................................57
         9.6.         Notices...........................................................................58
         9.7.         Entire Agreement..................................................................59
         9.8.         No Third Party Beneficiaries......................................................59
         9.9.         Obligations of Parent and of the Company..........................................59
         9.10.        Severability......................................................................59
         9.11.        Interpretation....................................................................60
         9.12.        Assignment........................................................................60


                                    EXHIBITS

                                                                                                   Exhibit
Form of Affiliates Letter                                                                            A-1
Form of Pooling Affiliates Letter                                                                    A-2

                            SCHEDULE OF DEFINED TERMS

         Defined Term                                                       Page
         ------------                                                       ----
Acquisition Agreement.......................................................33
Acquisition Proposal........................................................32
Acquisition Transaction.....................................................32
AEA.........................................................................14
Affiliates Letter...........................................................40
Agreement....................................................................1
Audit Date..................................................................15
Bankruptcy and Equity Exception.............................................12
Budgets.....................................................................16
Bylaws.......................................................................3
Certificate..................................................................4
Charter......................................................................3
Closing......................................................................2
Closing Date.................................................................2
Code.........................................................................1
Company......................................................................1
Company Budget..............................................................16
Company Disclosure Letter....................................................9
Company Option..............................................................10
Company Requisite Vote......................................................12
Compensation and Benefit Plans..............................................17
Confidentiality Agreement...................................................59
Constituent Corporations.....................................................1
Contracts...................................................................15
Conversion Ratio.............................................................4
Costs.......................................................................44
Current Premium.............................................................45
D&O Insurance...............................................................45
Disclosure Letter............................................................9
Effective Time...............................................................3
Environmental Law...........................................................21
ERISA.......................................................................17
ERISA Affiliate.............................................................18
ERISA Affiliate Plan........................................................18
Exchange Act................................................................14
Exchange Agent...............................................................5
Exchange Fund................................................................5
Excluded Shares..............................................................4
FERC........................................................................10
Final Order.................................................................48
GAAP........................................................................16
Governmental Consents.......................................................48
Governmental Entity.........................................................14
Hazardous Material..........................................................22
HSR Act.....................................................................14
Indemnified Parties.........................................................44
Intellectual Property Rights................................................27


         Defined Term                                                       Page
         ------------                                                       ----
IRS.........................................................................18
Law/Laws....................................................................20
Material Acquisition Transaction............................................54
Material Adverse Effect.....................................................10
Merger.......................................................................1
Merger Consideration.........................................................4
Merger Sub...................................................................1
Nuclear Facility/Nuclear Facilities.........................................28
Nuclear Review Committee....................................................47
NYSE........................................................................41
Order.......................................................................48
Parent.......................................................................1
Parent Budget...............................................................16
Parent Common Stock..........................................................4
Parent Companies.............................................................4
Parent Disclosure Letter.....................................................9
Parent Requisite Vote.......................................................13
Parent Stock Plans..........................................................11
Parent Stockholders Meeting.................................................36
Parent Voting Debt..........................................................12
PBCL.........................................................................2
Pennsylvania Articles of Merger..............................................3
Pennsylvania Restructuring Legislation......................................47
Pension Plan................................................................18
Permits.....................................................................20
Person.......................................................................6
Pooling Affiliates Letter...................................................40
Power Act...................................................................14
Preferred Shares............................................................10
Prospectus/Proxy Statement..................................................35
PUHCA.......................................................................10
Reports.....................................................................15
Representatives.............................................................39
S-4 Registration Statement..................................................35
SEC.........................................................................10
Securities Act..............................................................14
Shares.......................................................................4
Stock Option Agreement.......................................................1
Stock Plans.................................................................10
Stockholders Meeting........................................................36
Subsidiary..................................................................10
Superior Proposal...........................................................34
Surviving Corporation........................................................2
Takeover Statute............................................................21
Tax/Taxes/Taxable...........................................................25
Tax Return..................................................................25
Termination Date............................................................52
Third-Party Intellectual Property Rights....................................27
Voting Debt.................................................................11

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of April 5, 1997, among DQE, Inc., a Pennsylvania corporation (the "Company"), Allegheny Power System, Inc., a Maryland corporation ("Parent"), and AYP Sub, Inc., a Pennsylvania corporation to be organized as a wholly owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations.")


                                    RECITALS

                  WHEREAS, Parent and the Company have determined to engage in a strategic business combination;

                  WHEREAS, in furtherance thereof, the respective boards of directors of each of Parent and the Company have approved this Agreement, which contemplates the merger of Merger Sub with and into the Company (the "Merger") whereby the Company will become a wholly owned subsidiary of Parent, and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

                  WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

                  WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling-of-interests;"

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, the Company is entering into a stock option agreement with Parent (the "Stock Option Agreement"), pursuant to which the Company has granted to Parent an option to purchase Shares (as defined in Section 4.1(a)) under the terms and conditions set forth in the Stock Option Agreement; and

                  WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                       The Merger; Closing; Effective Time

                  1.1. Merger Sub; The Merger. (a) As promptly as practicable following the execution of this Agreement and receipt of any required regulatory approvals, Parent shall cause Merger Sub to be incorporated under the laws of the Commonwealth of Pennsylvania. The Articles of Incorporation and Bylaws of Merger Sub shall be in a customary form. The authorized capital stock of Merger Sub shall consist of 1,000 shares of common stock, $0.01 par value per share, all of which shall be issued to Parent at a price of $1.00 per share following the receipt of any required regulatory approvals. As promptly as practicable following the issuance of such shares, Parent shall cause Merger Sub to authorize, execute and deliver this Agreement and to assume its obligations as a party hereto.

                  (b) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III. The Merger shall have the effects specified in the Pennsylvania Business Corporation Law, as amended ("PBCL").

                  1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the fifth business day after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                  1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause an Articles of Merger (the "Pennsylvania Articles of Merger") to be executed and filed with the Department of State of the Commonwealth of Pennsylvania as provided in Section 1927 of the PBCL. The Merger shall become effective at the time when the Pennsylvania Articles of Merger has been duly filed with the Department of State of the Commonwealth of Pennsylvania (the "Effective Time").


                                   ARTICLE II

                    Certificate of Incorporation and By-Laws
                          of the Surviving Corporation

                  2.1. The Certificate of Incorporation. The articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, except that Article V of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share".

                  2.2. The Bylaws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.


                                   ARTICLE III

                             Officers and Directors
                          of the Surviving Corporation

                  3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

                  3.2. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.


                                   ARTICLE IV

                     Effect of the Merger on Capital Stock;
                            Exchange of Certificates

                  4.1. Effect on Capital Stock.  At the Effective
Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

                  (a) Merger Consideration. Each share of the Common Stock, without par value, of the Company (the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the "Parent Companies") and Shares that are owned by the Company or any direct or indirect Subsidiary of the Company, in each case not held on behalf of third parties, and which are not Shares held by the Company's utility Subsidiary to provide for redemption of such Subsidiary's preference shares pursuant to the terms of such Subsidiary's 401(k) plan or to provide benefits under another employee benefit plan of such Subsidiary (collectively, "Excluded Shares")) shall, subject to Section 4.2(e) of this Agreement, be converted into, and become exchangeable for 1.12 (the "Conversion Ratio") shares of Common Stock, par value $1.25 per share, of Parent ("Parent Common Stock"), except as such merger consideration may be adjusted pursuant to Section 4.4 (as so adjusted, the "Merger Consideration"). At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to
Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c).

                  (b) Cancellation of Shares. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) Merger Sub. At the Effective Time, each share of Common Stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  4.2. Exchange of Certificates for Shares.

                  (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the consent of the Company (the "Exchange Agent"), which consent shall not be unreasonably withheld, for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for outstanding Shares upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this
Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates of shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

                  For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

                  (c) Distributions with Respect to Unexchanged Shares; Voting.
(i) All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common

Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                  (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Parent stockholders the number of whole shares of Parent Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

                  (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

                  (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in a share of Parent Common Stock based on the closing price of a share of the Parent Common Stock, as reported in The Wall Street Journal, New York City edition, on the trading day immediately prior to the Effective Time.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect of the Parent Common Stock payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect of Parent Common Stock pursuant to Section 4.2(c) upon due surrender of and deliverable pursuant to this Agreement in respect of the Shares to which such Certificate relates.

                  (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section
6.8 hereof.

                  4.3. Dissenters' Rights. In accordance with Section 1571 of the PBCL, no appraisal rights shall be available to holders of Shares in connection with the Merger.

                  4.4. Adjustments to Prevent Dilution. In the event that Parent changes the number of Shares or shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Shares or shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

                                    ARTICLE V

                         Representations and Warranties

                  5.1. Representations and Warranties of the Company and Parent. Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by the Company to Parent or by Parent to the Company (each a "Disclosure Letter", and the "Company Disclosure Letter" and the "Parent Disclosure Letter", respectively), as the case may be, the Company (except for subparagraphs (b)(ii), (b)(iii), (c)(ii), (c)(iii), (q)(ii), (r)(iii) and (u)(ii) below and references in subparagraphs
(a) and (h)(i) below to documents made available by Parent to the Company) hereby represents and warrants to Parent, and Parent (except for subparagraphs
(b)(i), (c)(i), (j), (q)(i), (r)(ii), (s), (t) and (u)(i) below and references in subparagraphs (a) and (h)(i) below to documents made available by the Company to Parent and the reference in subparagraph (h)(i) below to items to be included in the Company Disclosure Letter), hereby represents and warrants to the Company, that:

                  (a) Organization, Good Standing and Qualification. Each of it and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect (as defined below) on it. It has made available to Parent, in the case of the Company, and to the Company, in the case of Parent, a complete and correct copy of its and its Subsidiaries' certificates or articles of incorporation, as the case may be, and by-laws, each as amended to date. Such certificates or articles of incorporation, as the case may be, and by-laws as so made available are in full force and effect. Section 5.1(a) of the Disclosure Letters contains a correct and complete list of each jurisdiction where the Company, in the case of the Company Disclosure Letter, and Parent, in the case of the Parent Disclosure Letter, and in each case, each of its Subsidiaries is organized and qualified to do business.

                  As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity whether incorporated or unincorporated, in which the Company, Parent or Merger Sub, as the case may be, owns, directly or indirectly, at least a majority of the outstanding voting securities or other equity interests having the power to elect a majority of the directors, or otherwise direct the management and policies, of such entity and (ii) "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, properties, operations, business or results of operations of such Person and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change in law, rule, or regulation promulgated by (i) the United States Congress, (ii) the Securities and Exchange Commission (the "SEC") with respect to the Public Utility Holding Company Act of 1935, as amended (the "PUHCA"), (iii) the Pennsylvania State Legislature or the Pennsylvania Public Utilities Commission or (iv) the Federal Energy Regulatory Commission (the "FERC"), or any interpretation of any such law, rule or regulation, or the application of the Pennsylvania Restructuring Legislation (as defined in Section 6.18), which affects both the Company and its Subsidiaries, taken as a whole, and Parent and its Subsidiaries, taken as a whole, shall only be considered when determining if a Material Adverse Effect has occurred to the extent that such effect on one such party exceeds such effect on the other party.

                  (b) Capital Structure. (i) The authorized capital stock of the Company consists of 187,500,000 Shares, of which 79,318,011 Shares were outstanding as of the close of business on April 3, 1997, and 4,000,000 shares of Preferred Stock, without par value, of which no shares were outstanding as of the close of business on April 3, 1997 (the "Preferred Shares"). All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance, except that, as of April 3, 1997, there were 1,584,285 Shares reserved for issuance pursuant to the Company's Long-Term Incentive Savings Plan, the Dividend Reinvestment and Stock Purchase Plan, the 1996 Stock Plan for Non-Employee Directors and the Performance Incentive Program for the Company and its Subsidiaries (the "Stock Plans"). The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto.

Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued and is fully paid and nonassessable and owned by a direct or indirect wholly owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments which obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

                  (ii) The authorized stock of Parent consists of 260,000,000 shares of Parent Common Stock, of which 122,111,567 shares were outstanding as of the close of business on April 3, 1997. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Parent has no Parent Common Stock reserved for issuance, except that, as of April 3, 1997, there were 1,692,310 shares of Parent Common Stock reserved for issuance pursuant to the Allegheny Power Employee Stock Ownership and Savings Plan and the Allegheny Power System Performance Share Plan (the "Parent Stock Plans"). Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized and validly issued and is fully paid and nonassessable and owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments which obligate Parent or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from Parent or any of its Subsidiaries, any securities of Parent or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("Parent Voting Debt").

                  (iii) The authorized capital stock of Merger Sub shall consist of 1,000 shares of Common Stock, par value $0.01 per share, all of which shall be validly issued and outstanding at the Effective Time. At the Effective Time, all of the issued and outstanding capital stock of Merger Sub will be owned by Parent and there shall be (i) no other voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. At the Effective Time, Merger Sub shall not have conducted any business, and shall have no, assets, liabilities or obligations of any nature, other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

                  (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the votes cast by Shares entitled to a vote on approval of this Agreement (the "Company Requisite Vote"), the Merger. This Agreement and the Stock Option Agreement have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by the other signatories hereto and thereto, constitute valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The board of directors of the Company (A) has approved this

Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated hereby and thereby and (B) has received the opinion of its financial advisor Credit Suisse First Boston Corporation to the effect that, as of the date of this Agreement, the Conversion Ratio is fair to the holders of Shares from a financial point of view.

                  (ii) Parent has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to any stockholder approval necessary to permit the issuance of Parent Common Stock required to be issued pursuant to Article IV (the "Parent Requisite Vote"), the Merger. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception. At the Effective Time, Merger Sub shall have all requisite corporate authority and shall have taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. At the Effective Time, this Agreement shall have been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, shall constitute a valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Board of Directors of Parent (A) has approved this Agreement, the Merger and the transactions contemplated hereby and (B) has received the opinion of its financial advisors Merrill Lynch & Co. to the effect that the consideration to be paid by Parent to the holders of the Shares in the Merger is fair to Parent from a financial point of view.

                  (iii) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under the Stock Option Agreement. The Stock Option Agreement has been duly executed and delivered by Parent, and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                  (d) Governmental Filings; No Violations. (i) Other than the filings, notices and/or approvals (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, (D) of the SEC pursuant to the PUHCA, the FERC pursuant to the Federal Power Act, as amended (the "Power Act") and the NRC pursuant to the Atomic Energy Act, as amended (the "AEA"), (E) of federal or state regulatory bodies pursuant to Environmental Laws (as defined in Section 5.1(k)), and (F) of the state public utility commissions or similar state regulatory bodies identified in the respective Disclosure Letter pursuant to applicable state laws regulating the electric utility business, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair the ability of it to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by it does not, and the consummation by it of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate or articles of incorporation or by-laws or the comparable governing instruments of any of its Subsidiaries, (B) subject to the receipt of all required waivers and consents as described in Section 5.1(d)(i) or the last sentence of this subsection, a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of it or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. The Company Disclosure Letter, with respect to the Company, and the Parent Disclosure Letter, with respect to the Parent, contains a correct and complete list of Contracts of the Company, in the case of the Company Disclosure Letter, and of Parent, in the case of the Parent Disclosure Letter, and its respective Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement and the Stock Option Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

                  (e) Reports; Financial Statements. The filings required to be made by it and its Subsidiaries since December 31, 1993 under the PUHCA, the Power Act, the AEA and state law, and under regulations applicable to public utilities, have been made with the relevant Governmental Entities, and each of it and its Subsidiaries has complied in all material respects with such laws and regulations, except for such failures as are not reasonably likely to have a Material Adverse Effect on it. It has delivered to the other party each registration statement, report, proxy statement or information statement prepared by it or its Subsidiaries and filed with the SEC since December 31, 1996 (the "Audit Date"), including its Annual Report on Form 10-K for the year ended December 31, 1996 in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such registration statement, report, proxy statement or information statement filed subsequent to the date hereof, the "Reports"). As of their respective dates, the Reports did not, and any Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Reports

(including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of it and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

                  (f) Absence of Certain Changes. Except as disclosed in the Reports filed prior to the date hereof, or as expressly contemplated by this Agreement or as expressly contemplated by the DQE, Inc. 1997 Five Year Plan, a copy of which has been provided to, and accepted by, Parent (the "Company Budget") or the Allegheny Power Final Operating, Cash and Capital Budget for Year 1997 and Forecast Years 1998 through 2001, a copy of which has been provided to, and accepted by, the Company (the "Parent Budget" and, collec-tively with the Company Budget, the "Budgets"), since the Audit Date it and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of it and its Subsidiaries or any development or combination of developments affecting it of which its management has knowledge that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly provided for herein; or (iv) any change by it in accounting principles or material accounting practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) other than increases or amendments in the ordinary course.

                  (g) Litigation and Liabilities. Except as disclosed in the Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of its executive officers, threatened against it or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)) or any other facts or circumstances of which its executive officers have knowledge that could result in any claims against, or obligations or liabilities of, it or any of its Affiliates, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on it or prevent or materially burden or materially impair the ability of it to consummate the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (h) Employee Benefits.

                  (i) With the exception of documents as to which Parent is bound by a confidentiality agreement (which pertain to arrangements which are not, individually or in the aggregate, material), a copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Parent, the Company or their respective Subsidiaries (its "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to the other party prior to the date hereof and each such Compensation and Benefit Plan is listed in Section 5.1(h) of the applicable Disclosure Letter. Any "change of control" or similar provisions in the Compensation and Benefit Plans are specifically identified in Section 5.1(h) of the applicable Disclosure Letter.

                  (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit

Plan that is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") for "TRA" (as defined in Rev. Proc. 93-39), or the remedial amendment period for such Pension Plan has not yet expired, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of its executive officers, threatened material litigation relating to the Compensation and Benefit Plans. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would be reasonably expected to subject it or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

                  (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by it or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or any of its Subsidiaries, or the single-employer plan (an "ERISA Affiliate Plan") of any entity which is treated as a single employer with it or any of its Subsidiaries under Section 414 of the Code (an "ERISA Affiliate"). It and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to any "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, under Subtitle E of Title IV of ERISA (including withdrawal liability as a result of actions of ERISA Affiliates). No notice of a "reportable event", within the meaning of
Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or ERISA Affiliate Plan within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement and the Stock Option Agreement.

                  (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
Section 401(a)(29) of the Code.

                  (v) Under each Pension Plan which is a single-employer plan and ERISA Affiliate Plan, as of the last day of the most recent plan year ended prior to the date hereof for which an actuarial valuation has been completed, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's or ERISA Affiliate Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of such most recent plan year. The potential withdrawal liability of it and its Subsidiaries and ERISA Affiliates under each multiemployer plan to which each such entity contributes or had an obligation to contribute, determined as if a "complete withdrawal" (within the meaning of Section 4203 of ERISA) has occurred as of the date hereof, would not reasonably be expected to have a Material Adverse Effect on it.

                  (vi) Neither it nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan. It or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

                  (vii) The consummation of the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement would not, directly or indirectly (including as a result of any Compensation and Benefit Plans providing for severance as a result of termination of employment within a specified time period following a change in control of the Company) (x) entitle any employees of it or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation or Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

                  (viii) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of it and its Subsidiaries comply in all material respects with applicable local law. It and its Subsidiaries have no material unfunded liabilities, as determined under local funding requirements, with respect to any Pension Plan that covers such non-U.S. employees.

                  (i) Compliance with Laws; Permits. Except as set forth in the Reports filed prior to the date hereof, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, decree, arbitration award, license or permit of any Governmental Entity (each a "Law" and collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it or prevent or materially burden or materially impair its ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. Except as set forth in the Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially burden or materially impair the ability of it to consummate the transactions contemplated by this Agreement and the Stock Option Agreement. To the knowledge of its executive officers, no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Each of it and its Subsidiaries has all permits, licenses, trademarks, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits") necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially burden or materially impair its ability to consummate the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement.

                  (j) Takeover Statutes. The Board of Directors of the Company has taken or will take all appropriate and necessary action such that each of PBCL Section 2551 et seq. and Article VII of the Company's charter will not have any effect on the Merger or the transactions contemplated by this Agreement or the Stock Option Agreement. No other

"fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation, including, without limitation, PBCL Section 2541 et seq. (each, a "Takeover Statute") or any applicable anti-takeover provision in the Company's articles of incorporation and by-laws is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement.

                  (k) Environmental Matters. Except as disclosed in the Reports filed prior to the date hereof, and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it: (i) it and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by it (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Material; (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with any Hazardous Material during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor its Subsidiaries are subject to liability for any Hazardous Material disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous Material; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to any Hazardous Material; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of it pursuant to any Environmental Law.

                  As used herein, the term "Environmental Law" shall mean any local, state or federal statute, rule, regulation, order, consent decree, agreement with any Governmental Entity, common law standard of conduct, directive or ordinance pertaining to: (A) the protection of health, safety or the indoor or outdoor environment; (B) the use, development and control of land;
(C) the conservation,
management or use of natural resources and wildlife; (D) the protection or use of surface water and ground water; (E) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Material or waste (including, without limitation, ash, coal residues and radioactive wastes and contaminated materials); or (F) pollution (including any release or threat of release to air, land, surface water and ground water); and includes without limitation, the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.
Section 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. Section 7401 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. Section 401 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. Section 1531 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2014 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq.

                  As used herein, the term "Hazardous Material" shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, by-product, pollutant, contaminant, or material which is hazardous or toxic, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls, radioactive materials, petroleum (including crude oil or any fraction thereof), and any hazardous or toxic waste, material, or substance regulated under any Environmental Law.

                  (l) Accounting and Tax Matters. As of the date hereof, neither it nor any of its Affiliates has taken or agreed to take any action, nor do its executive officers have any knowledge of any fact or circumstance, that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

                  (m) Taxes. Except for such matters that, individually or in the aggregate, will not have a Material Adverse Effect on it: (i) it and each of its Subsidiaries (as appropriate) (x) have prepared in good faith and duly and timely filed (taking into account any applicable extensions) all Tax Returns (as defined below) that they were required to file (whether separately or on a combined or consolidated basis) and all such Tax Returns are complete and accurate in all material respects; (y) have timely paid in full all Taxes (as defined below) they were or are required to pay and duly and timely withheld and paid over to the appropriate recipient all Taxes that they were or are obligated to withhold from amounts paid or owing to any employee, creditor or third party; and (z) have not waived or agreed to waive any statute of limitations with respect to Taxes or agreed to any extension of time with respect to the assessment or collection of any Tax (unless such waiver or extension is not currently effective); (ii) no audits, examinations, investigations, assessments or proposed assessments of deficiencies, refund claims or other proceedings relating to the Taxes of it or any of its Subsidiaries are pending or, to the knowledge of any of its executive officers, threatened; (iii) there are not, to the knowledge of its executive officers, unresolved actual claims concerning its or any of its Subsidiaries' Tax liability; (iv) all Taxes due with respect to completed and settled examinations or concluded litigation relating to it or any of its Subsidiaries have been timely paid in full; (v) it has made available to the other party true, correct and complete copies of all United States federal income Tax Returns (including all consolidated Tax Returns) filed by it or any of its Subsidiaries with respect to the taxable periods ending on or after December 31, 1992, together with true, correct and complete copies of any audit or other examination reports and any notices or proposed notices of deficiency relating to such Tax Returns; (vi) neither it nor any of its Subsidiaries has any liability with respect to accrued but unpaid Taxes (whether or not assessed or shown as due on any Tax Return) in excess of the reserves therefor reflected in the financial statements included in the most recently filed Reports (as adjusted for any time elapsed since the date of such Reports in accordance with the past customary practice of it and its Subsidiaries); (vii) no liens or other security interests have been imposed on any of its assets or any assets of any of its Subsidiaries in connection with any failure (or alleged failure) to pay any Tax; (viii) neither it nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing a consolidated or combined Tax Return (other than a group of which it or one of its Subsidiaries is or was the common parent) or otherwise has any liability for Taxes other than its Taxes or Taxes of one of its Subsidiaries; (ix) neither it nor any of its Subsidiaries has filed a consent under Section 341(f) of the Code; or has made or is a party to any agreement under which it is or may become obligated to make any payments that will be nondeductible under Section 280G of the Code (assuming it cannot be established that any such payments are "reasonable compensation" within the meaning of Section 280G(B)(4) of the Code);
(x) it and each of its Subsidiaries has complied (and until the Effective Time will comply) in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including without limitation the withholding and reporting requirements under Sections 1441 through 1464, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws; (xi) the statute of limitations for the assessment of all Taxes has expired for all applicable Tax Returns of it and each of its Subsidiaries for taxable years ending on or before the date three years before the date of this Agreement; (xii) no power of attorney currently in force has been granted by it or any of its Subsidiaries concerning any Tax matter; (xiii) no property of it or any of its Subsidiaries is property that it or any such Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is tax-exempt use property within the meaning of Section 168 of the Code; (xiv) neither it nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it or any of its Subsidiaries, and to the best of the knowledge of its executive officers, the IRS has not proposed any such adjustment or change in accounting method; (xv) it and its Subsidiaries have or had substantial authority (within the meaning of Section 6661 of the Code for Tax Returns filed on or before December 31, 1990, and within the meaning of
Section 6662 of the Code for Tax Returns filed after December 31, 1990) for all transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code, for Tax Returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code, for Tax Returns filed after December 31, 1990); (xvi) as of December 31, 1995, it and its Subsidiaries had net operating loss carryovers available to offset future income as disclosed in the relevant Disclosure Letter; (xvii) such Disclosure Letter discloses the amount of and year of expiration of each company's net operating loss carryovers; (xviii) it and each of its Subsidiaries had tax credit carryovers available to offset future tax liability as disclosed in the relevant Disclosure Letter; (xix) such Disclosure Letter discloses the amount and year of expiration of each company's tax credit carryovers; (xx) no election under Section 338 of the Code (or any predecessor provision) has been made by or with respect to it or any of its Subsidiaries or any of their respective assets or properties;
(xxi) no indebtedness of it or any of its Subsidiaries is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code; and (xxii) neither it nor any of its Subsidiaries has engaged in any intercompany transactions within the meaning of Treasury Regulations Section 1.1502-13 for which any income or gain will remain unrecognized as of the close of the last taxable year prior to the Effective Time.

                  As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and informa tion returns) required to be supplied to a Tax authority relating to Taxes.

                  (n) Labor Matters. Neither it nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is it or any of its Subsidiaries the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries. It has previously made available to the other party correct and complete copies of all labor and collective bargaining agreements to which it or any of its Subsidiaries is party or by which any of them are otherwise bound.

                  (o) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by it or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all insurable risks incident to the business of it and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it. Neither it nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof. All material insurance policies of it and its Subsidiaries are valid and enforceable policies.

                  (p) Intellectual Property.

                  (i) It and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are currently used (or, with respect to trademarks, tradenames and service marks, have been used within the last five years) in its and its Subsidiaries' business, except for any such failures to own, be licensed or possess that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.

                  (ii) Except as disclosed in the Reports filed prior to the date hereof or as is not reasonably likely to have a Material Adverse Effect on it:

                              (A)  It is not, nor will it be as a
         result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks, copyrights, trade names, technology, know-how, proprietary information and computer software programs and applications ("Third-Party Intellectual Property Rights");

                              (B)           no claims with respect to the
         patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor, technology, know-how, proprietary information and computer software programs and applications owned or used by it or any its Subsidiaries (the "Intellectual Property Rights"), any trade secret material to it or its Subsidiaries, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through it or any of its Subsidiaries, are currently pending or, to the knowledge of its executive officers, are threatened by any Person;

                              (C)           it does not know of any valid
         grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed or proposed for use, sale or license by it or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark, or trade secret; (ii) against the use or license for use by it or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how, proprietary information or computer software programs and applications used in the business of it or any of its Subsidiaries as currently conducted or as proposed to be conducted; (iii) challenging the ownership, validity or effectiveness of any of its Intellectual Property Rights or other trade secret material to it; or (iv) challenging the license or legally enforceable right to the use of the Third Party Intellectual Rights by it or any of its Subsidiaries;

                              (D) to the knowledge of its executive officers, none of the Intellectual Property Rights has been legally declared invalid and all patents, registered trademarks and service marks, and copyrights held by it are valid, enforceable and subsisting; and

                              (E) to the knowledge of its executive officers, there is no material unauthorized use, infringement or misappropriation of any of its Intellectual Property Rights by any third party, including any employee or former employee of it or any of its Subsidiaries, and no third party has applied to register any intellectual property which may infringe upon its Intellectual Property Rights.

                  (q) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement or the Stock Option Agreement except that (i) the Company has retained Credit Suisse First Boston Corporation as its financial advisor, the arrangements with which have been disclosed in writing to Parent prior to the date hereof and (ii) Parent has employed Merrill Lynch & Co. as its financial advisory, the arrangements with which have been disclosed in writing to the Company prior to the date hereof.

                  (r) Regulation as a Utility.

                  (i) Neither it nor any "subsidiary company" or "affiliate" of it (such terms having the meaning ascribed to such terms in the PUHCA) is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States or any foreign country. Section 5.1(r) of its Disclosure Letter sets forth each "affiliate" and each "subsidiary company" of it which may be deemed to be a "public utility company" or a "holding company" within the meaning of the PUHCA.

                  (ii) The Company is an exempt holding company under Section 3(a)(1) of the PUHCA.

                  (iii) Parent is a registered holding company under the PUHCA.

                  (s) Operations of Nuclear Power Plants. The operations of Beaver Valley Power Station Unit 1, Beaver Valley Power Station Unit 2, and Perry Nuclear Power Plant Unit 1 (each, a "Nuclear Facility" and, collectively, the "Nuclear Facilities") owned by Duquesne Light Company (together with The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company and The Toledo Edison Company) are and have at all times been conducted in compliance with applicable health, safety, regulatory and other legal requirements, except for such failures to comply as are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. To the knowledge of the Company, the

Nuclear Facilities each maintain (i) emergency plans designed to respond to an unplanned release therefrom of radioactive materials into the environment and
(ii) insurance coverages consistent with industry practice, all of which coverages are listed in Section 5.1(s) of the Company Disclosure Letter. To the knowledge of the Company, plans for the decommissioning of each of the Nuclear Facilities and for the short-term storage of spent nuclear fuel conform with the requirements of applicable law, and such plans have at all times been funded consistently with reasonable projections for such plans.

                  (t) Affiliates of the Company. Section 5.1(t) of the Company Disclosure Letter sets forth the name and every line of business conducted by each "affiliate" of the Company as that term is defined in Section 2(a)(11) of the PUHCA.

                  (u) Ownership of Other Party's Common Stock. (i) The Company does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of Parent Common Stock.

                  (ii) Parent does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any Shares.


                                   ARTICLE VI

                                    Covenants

                  6.1. Interim Operations. The Company and Parent each covenants and agrees as to itself and its Subsidiaries that, after the date hereof and until the Effective Time (unless Parent or the Company, as the case may be, shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement, the respective Disclosure Letter, the Stock Option Agreement, the Company Budget or the Parent Budget, or as required by applicable Law):

                  (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and each of its Subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing rela tions and goodwill with customers, suppliers, creditors, regulators, lessors, employees and business associates;

                  (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend its articles of incorporation, charter or by-laws; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries and other than (A) in the case of the Company, regular quarterly cash dividends not in excess of $0.34 per Share (which amount may, at the election of the Company, be increased by not more than 6.5% per year, beginning in the 1997 fiscal year of the Company) and regular quarterly cash dividends on the preferred and preference stock of its Subsidiaries and (B) in the case of Parent, regular quarterly cash dividends not in excess of $0.43 per share of Parent Common Stock (which amount may, at the election of Parent, be increased by not more than 6.5% per year, beginning in the 1997 fiscal year of Parent) and regular quarterly cash dividends on the preferred shares of subsidiaries of Parent; or (v) repurchase, redeem or otherwise acquire (except for (A) mandatory sinking fund obligations existing on the date hereof and (B) redemptions, purchases, acquisitions or issuances required by the respective terms of any Stock Plans, in the case of the Company, or Parent Stock Plans, in the case of Parent, or any dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans) or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                  (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than (x) in the case of the Company, Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans or upon conversion of the Preferred Shares and additional options or rights to acquire Shares required by the terms of any Stock Plan as in effect on the date hereof in the ordinary course of the operation of such Stock Plan, (y) in the case of the Parent, shares of Parent Common Stock issuable pursuant to options outstanding under the Parent Stock Plans and additional options or rights to acquire Parent Shares required by the terms of any Parent Stock Plan as in effect on the date hereof in the ordinary course of the operation of such Parent Stock Plan, and (z) issuances of securities in connection with grants or awards of stock-based compensation made in accordance with Section 6.1(d) hereof); (ii) other than in the ordinary and usual course of business, and except for long-term indebtedness incurred in connection with the refinancing of existing indebtedness either at its maturity or at a lower cost of funds, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; (iii) make any commitments for, make or authorize any capital expenditures other than (x) capital expenditures not in excess of $25,000,000 in the aggregate incurred in connection with the repair or replacement of facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), (y) as required by Law, or (z) in amounts less than $5,000,000 individually and $15,000,000 in the aggregate; provided, however, that if either party proposes to make any capital expenditure which requires the written consent of the other party pursuant to this Section 6.1, such other party shall not unreasonably withhold such consent; or (iv) make any acquisition of, or investment in, assets or stock of any other Person or entity in excess of $15,000,000 in the aggregate;

                  (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards of stock-based compensation or other benefits under, amend or otherwise modify any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any directors, officers or employees except (i) for grants or awards to directors, officers and employees of it or its Subsidiaries under existing Compensation and Benefit Plans in such amounts and on such terms as are consistent with past practice, (ii) in the normal and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases, annual reestablishment of Compensation and Benefit Plans and the provision of individual Compensation and Benefit Plans consistent with past practice for newly hired or appointed officers and employees and the adoption of Compensation and Benefit Plans for employees of new Subsidiaries in amounts and on terms consistent with past practice) or (iii) for actions necessary to satisfy existing contractual obligations under Compensation and Benefit Plans existing as of the date hereof;

                  (e) each of the Company and Parent shall consult with the other prior to settling or compromising, or permitting any of its Subsidiaries to settle or compromise, any material claim or litigation, and neither it nor any of its Subsidiaries shall, except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

                  (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

                  (g) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment or as a "reorganization" within the meaning of Section 368(a) of the Code or that would cause any of its representations and warranties herein to become untrue in any material respect; and

                  (h) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the fore going.

                  6.2. Acquisition Proposals. (a) Except as contemplated by the Company Budget or the Parent Budget and except as expressly contemplated by this Agreement, neither the Company nor Parent shall, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant, agent or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or, other than in the ordinary course of business, any purchase of all or any significant portion of assets or any equity securities, of the Company or Parent, as applicable, or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal" and any such transaction or purchase being hereinafter referred to as an "Acquisition Transaction") or (ii) participate in any discussions or negotiations relating to any Acquisition Proposal or

Acquisition Transaction; provided, however, that if, at any time prior to the obtaining of the Parent Requisite Vote, in the case of Parent, or the Company Requisite Vote, in the case of the Company, the board of directors of the Company or Parent, as applicable, determines in good faith, based on the advice of outside counsel, that it is necessary to do so to avoid a breach of its duties under state corporate Law applicable to the conduct of directors, the Company or Parent, as applicable, may, in response to an Acquisition Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 6.2(a), and subject to such party's compliance with Section 6.2(c),
(A) furnish information with respect to it and its Subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by the party receiving such Acquisition Proposal after consultation with its outside counsel), the benefits of the terms of which, if more favorable to the other party to such confidentiality agreement than those in place with the other party hereto, shall be extended to the other party hereto, and (B) participate in negotiations regarding such Acquisition Proposal.

                  (b) Except as expressly permitted by this Section 6.2, neither the board of directors of the Company or Parent, as applicable, nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party hereto, the approval or recommendation by such board of directors or such committee of the Merger or the adoption and approval of the matters to be considered at the Stockholders Meeting (as defined in Section 6.4), in the case of the Company, and the Parent Stockholders Meeting (as defined in Section 6.4), in the case of Parent, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal other than the Merger, or (iii) cause or permit the Company or Parent, as applicable, to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or understanding (each, an "Acquisition Agreement") related to any Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the obtaining of the Company Requisite Vote, in the case of the Company, or the Parent Requisite Vote, in the case of Parent, there exists a Superior Proposal (as defined below) and the board of directors of the Company or Parent, as applicable, determines that there is not a substantial probability that the Company Requisite Vote or the Parent Requisite Vote, as applicable, will be obtained due to the existence of such Superior Proposal, the board of directors of the Company or Parent, as applicable, may, subject to this and the following sentences, withdraw or modify its approval or recommendation of the Merger or the approval of the matters to be considered at the Stockholders Meeting, in the case of the Company, and the Parent Stockholders Meeting, in the case of Parent, the board of directors of the Company or Parent, as applicable, may (subject to this and the following sentences of this Section 6.2(b)) approve or recommend such Superior Proposal or terminate this Agreement (and, subject to Article VIII hereof, concurrently with such termination, if it so chooses, cause the Company or Parent, as applicable, to enter into an Acquisition Agreement with respect to such Superior Proposal), but only if (i) the party seeking to terminate is not in material breach of any of the terms of this Agreement, (ii) the board of directors of the party seeking to terminate authorizes the Company or Parent, as applicable, to enter into a binding written Acquisition Agreement concerning an Acquisition Transaction that constitutes a Superior Proposal and the party seeking to terminate notifies the other party in writing that it intends to enter into such an Acquisition Agreement, attaching such Acquisition Agreement to such notice and specifying any material terms and conditions not included in the Acquisition Agreement and further identifying the party making the Superior Proposal, (iii) the other party does not make, within fifteen business days of receipt of written notification from the party seeking to terminate of such party's intention to enter into a binding Acquisition Agreement for a Superior Proposal, an offer that the board of directors of such party believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to its stockholders as the Superior Proposal, and (iv) the party seeking to terminate prior to such termination pays to the other party in immediately available funds any fees required to be paid pursuant to Section
8.5. The Company and Parent each agrees (i) that it will not enter into a binding Acquisition Agreement referred to in clause (ii) above until at least the sixteenth business day after it has provided the notice to Parent or the Company, as applicable, required thereby and (ii) to notify Parent or the Company, promptly, if its intention to enter into the written Acquisition Agreement referred to in its notification shall change at any time after giving such notification. For purposes of this Agreement, a "Superior Proposal" means in respect of the Company or Parent, as applicable, any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the equity securities of the Company or Parent, as the case may be, entitled to vote generally in the election of directors or all or substantially all the assets of the Company or Parent, as the case may be, and otherwise on terms which the board of directors of such party determines in its good faith judgment (x) (based on the written opinion of a financial advisor of nationally recognized reputation (which opinion shall be provided to the other party hereto)) to be more favorable from a financial point of view to its stockholders after consideration of the Merger and the transactions contemplated hereby and for which financing, to the extent required, is then committed, (y) to be more favorable to such party after consideration of the Merger and the transactions contemplated hereby after taking into account any additional constituencies (including stockholders) and other pertinent factors permitted under the laws of the Commonwealth of Pennsylvania or the laws of the State of Maryland, as applicable, and (z) to constitute a transaction that is reasonably likely to be consummated on the terms set forth, taking into account all legal, financial, regulatory and other aspects of the proposal.

                  (c) In addition to the obligations of the parties set forth in paragraphs (a) and (b) of this Section 6.2, any party that has received an Acquisition Proposal shall immediately advise the other party hereto orally and in writing of such Acquisition Proposal, any request for information, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. Any party that has received an Acquisition Proposal will keep the other party hereto reasonably informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal.

                  (d) Nothing contained herein shall prohibit a party from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to an Acquisition Proposal by means of a tender or exchange offer.

                  6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities

Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  6.4. Stockholders Meetings. The Company will take, in accordance with applicable law and its articles of incorporation and by-laws, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Parent will take, in accordance with applicable law and its charter and by-laws, all action necessary to convene a meeting of holders of Parent Common Stock (the "Parent Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the issuance of Parent Common Stock in the Merger. Subject to obligations under applicable Law, each of the Company's and Parent's board of directors shall recommend such approval and shall take all lawful action to solicit such approval. Notwithstanding the foregoing, Parent may delay the Parent Stockholders Meeting and the Company may delay the Stockholders Meeting by action of its respective Board of Directors after written notice of such delay to the other party if such Board of Directors shall determine that a Person has made a Superior Proposal and there is not a reasonable probability that the Company Requisite Vote, in the case of the Company, or the Parent Requisite Vote, in the case of Parent, will be obtained without such delay; provided, that such Stockholders Meeting or Parent Stockholders Meeting, as the case may be, shall be held at the earliest time at which there is a reasonable probability of obtaining the Company Requisite Vote or Parent Requisite Vote, as the case may be. If a party determines to delay its stockholders meeting pursuant to the prior sentence the other party may (but need not) delay its stockholders meeting.

                  6.5. Filings; Other Actions; Notification. (a) The Company and Parent shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. The Company and Parent each shall use its reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and, unless the Parent Stockholders Meeting or Stockholders Meeting has been delayed pursuant to
Section 6.4, promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of each of the Company and Parent. If the mailing is delayed it shall be completed as promptly as is practicable after the parties have determined to hold their respective stockholders meetings. Parent shall also use its best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and the Stock Option Agreement.

                  (b) The Company and Parent each shall use its best reasonable efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

                  (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all commercially reasonable efforts (i) to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement, the Stock Option Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable (including using their respective best efforts to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents) and (ii) to obtain as promptly as practicable all permits, consents, approvals and authorizations (including, without limitation, the expiration or earlier termination of any applicable waiting period under the HSR Act) necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other trans actions contemplated by this Agreement and the Stock Option

Agreement. Subject to applicable Laws relating to the exchange of information, Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent and its Subsidiaries, and the Company shall have the right to review and approve in advance all characterizations of the information relating to the Company and its Subsidiaries, and each will consult with the other to the extent practicable with respect to all such information, in each case that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

                  (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/ Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement and the Stock Option Agreement.

                  (e) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Material Adverse Effect on it.

                  6.6. Taxation and Accounting. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

                  6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality to third parties if the Company or Parent, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by it. All such information shall be governed by the terms of the Confidentiality Agreement, including without limitation all such information disclosed in the Disclosure Letters, and the Company and Parent, and each of their respective Subsidiaries, shall use their respective best reasonable efforts to maintain the confidentiality of all such information disclosed in the Disclosure Letters.

                  6.8. Affiliates. (a) Parent shall deliver to the Company a list of names and addresses of those Persons who are, in the opinion of the Parent, as of the time of the Stockholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling-of-interests method of accounting. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of preparing such list. There shall be added to such list the names and addresses of any other Person subsequently identified as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not an affiliate. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Stockholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-1 (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

                  (b) Prior to the date of the Stockholders Meeting, Parent shall deliver to the Company a list of names and addresses of those Persons who were, in the opinion of the Parent, at the time of the Stockholders Meeting, "affiliates" of Parent for the purposes of applicable interpretations regarding the "pooling-of-interests" method of accounting. Parent shall provide to the Company such information and documents as the Company shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person the Company reasonably identifies (by written notice to Parent within ten business days after the Company's receipt of such list) as being a Person who may be deemed to be such an affiliate of Parent; provided, however, that no such Person identified by the Company shall be added to the list of affiliates of Parent if the Company shall receive from Parent, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to the Company to the effect that such Person is not an affiliate. Parent shall exercise its best efforts to deliver or cause to be delivered to the Company, prior to the date of the Stockholders Meeting, from each of such affiliates of Parent identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A-2 (the "Pooling Affiliates Letter").

                  (c) If the Merger would otherwise qualify for "pooling-of-interests" accounting treatment, shares of Parent Common Stock issued to affiliates of the Company in exchange for Shares shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and the Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 6.8, except to the extent permitted by, and in accordance with, SEC Accounting Series Release 135 and SEC Staff Accounting Bulletins 65 and 76. Any shares held by any such affiliate shall not be transferable, regardless of whether such affiliate has provided the applicable written agreement referred to in this Section 6.8, if such transfer, either individually or in the aggregate with other transfers by affiliates, would preclude Parent's ability to account for the business combination to be effected by the Merger as a "pooling of interests". The Company shall not register the transfer of any Certificate, unless such transfer is made in compliance with the foregoing.

                  6.9. Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, Inc. (the "NYSE") subject to official notice of issuance, prior to the Closing Date. The Company shall use its best efforts to cause the Shares to be (i) de-listed from the NYSE, the Philadelphia Stock Exchange and the Chicago Stock Exchange and
(ii) de-registered under the Exchange Act as soon as practicable following the Effective Time.

                  6.10. Publicity. The initial press release concerning this Agreement and the transactions contemplated by this Agreement shall be a joint press release and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange).

                  6.11. Benefits.

                  (a) Stock Options.

                  (i) At the Effective Time, each Company Option, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded down to the nearest whole number), at a price per share (rounded up to the nearest whole cent) equal to (y) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

                  (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section and, to the extent required under applicable SEC rules, take all corporate actions necessary or appropriate to obtain shareholder approval at a stockholders' meeting selected by Parent with respect to such Stock Plan to the extent such approval is required to enable such Stock Plan to comply with Rule 16b-3 under the Exchange Act. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor form), or on another appropriate form (or shall cause such Company Option to be deemed an option issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have previously been registered pursuant to an appropriate registration form), with respect to the Parent Common Stock subject to such Company Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

                  (b) Directors of Parent. From and after the Effective Time, the board of directors of Parent shall consist of 15 directors. Immediately prior to the Effective Time, the Company shall designate six of such directors, and Parent shall designate nine of such directors, and such designated directors shall be the directors of Parent from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Parent's charter and bylaws.

                  (c) Officers of Parent. From and after the Effective Time, the Chairman and Chief Executive Officer of Parent shall be Alan J. Noia and the President and Chief Operating Officer of Parent shall be David D. Marshall. If either such officer is unable or unwilling to serve in such office immediately after the Effective Time, his successor shall be elected as soon as practicable after the Effective Time by the directors of Parent designated pursuant to
Section 6.11(b). From and after the Effective Time, the individuals appointed by such designated directors shall be the other officers of Parent, and all such officers of Parent shall serve from and after the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Parent's charter and by-laws.

                  (d) Parent Board Committees. From and after the Effective Time, four of the six directors of Parent designated by the Company pursuant to
Section 6.11(b) shall be the chairman of the following committees of the board of directors of Parent: Nuclear Review; New Business; Finance; and Employee and Community Relations. From and after the Effective Time, four of the nine directors of Parent designated by Parent pursuant to Section 6.11(b) shall be the chairman of the following committees of the board of directors of Parent:
Audit; Management Review; Nominating; and Benefits.

                  (e) Corporate Headquarters. From and after the Effective Time, Parent's corporate headquarters shall remain in Maryland and substantial operations of Parent's Subsidiaries, including the Surviving Corporation, shall remain in the Pittsburgh, Pennsylvania area.

                  6.12. Expenses. Except as provided in this Section 6.12, the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving

Corporation for such charges and expenses. Except as otherwise provided in
Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Stock Option Agreement and the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the filings under the HSR Act, the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement, the S-4 Registration Statement, and such other expenses as may be set forth in Section 6.12 of the Parent Disclosure Letter shall be shared equally by Parent and the Company.

                  6.13. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries (when acting in such capacity), determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or such Subsidiary is permitted under the law of its jurisdiction of incorporation and its articles of incorporation and bylaws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; provided, however, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                  (c) The Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period, the Surviving Corporation will use reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium.

                  (d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section 6.13.

                  (e) The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

                  6.14.  Other Actions by the Company and Parent.

                  (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Stock Option

Agreement, as the case may be, and otherwise act to eliminate or minimize the effects of such Takeover Statute on such transactions.

                  (b) Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Shares so that holders of Shares do not receive dividends on both Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

                  6.15. Parent Vote. Parent shall vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Shares and any shares of common stock of Merger Sub beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of the Company or Merger Sub, respectively, at which this Agreement and the Stock Option Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either the Company or Merger Sub by consent in lieu of a meeting).

                  6.16. Rate Matters. Other than currently pending rate filings, each of the Company and Parent shall, and shall cause its Subsidiaries to, discuss with each other any changes in its or its Subsidiaries regulated rates or charges (other than pass-through fuel rates or charges), standards of service or accounting from those in effect on the date hereof and consult with the other prior to making any filing (or any amendment thereto), or effecting any agreement, commitment arrangement or consent, whether written or oral, formal or informal, with respect thereto.

                  6.17. PUHCA. Neither the Company nor Parent shall, nor shall the Company or Parent permit any of its Subsidiaries to, take any action that would impair the ability of Parent to obtain the approvals under the PUHCA for the transactions contemplated by this Agreement.

                  6.18. Pennsylvania Restructuring Legislation. The Company and Parent each agrees that it will cause its Pennsylvania utility Subsidiary to file in a timely manner with the Pennsylvania Public Utility Commission a restructuring plan to implement direct access to a competitive market for electric generation pursuant to the Electricity Generation Customer Choice and Competition Act, 66 Pa. Comm. Stat. Section 2801 et seq.(the "Pennsylvania Restructuring Legislation").

                  6.19. Nuclear Matters. (a) At least quarterly prior to the Effective Time, the Company shall, upon request by Parent, cause its President - Generation Group and its Chief Nuclear Officer to attend a meeting of the Board of Directors of Parent and provide Parent's directors with such oral and written information concerning the Nuclear Facilities and the Company's nuclear generation program as such directors and/or the chief financial officer of Parent may reasonably request, including but not limited to information relating to safety matters, regulatory matters, refueling plans, outages, planned and pending capital expenditures and the Company's relations with co-owners of the Nuclear Facilities.

                  (b) Prior to the Effective Time, Parent shall be entitled to designate one person who shall be a director of Parent or shall be a person expert in nuclear matters reasonably acceptable to the Company, to attend and participate (without having any voting rights) in each meeting of the Nuclear Review Committee of the Board of Directors of the Company (the "Nuclear Review Committee"), and such Parent designee shall be given the same notice of meetings and other information as is given each member of the Nuclear Review Committee.


                                   ARTICLE VII

                                   Conditions

                  7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote and by the sole stockholder of Merger Sub in accordance with applicable law and the certificate and by-laws of each such corporation, and the issuance of Parent Common Stock pursuant to the Merger shall have been duly approved by the holders of Parent Common Stock constituting the Parent Requisite Vote.

                  (b) NYSE Listing. The shares of Parent Common Stock issuable to holders of Shares pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the filing provided for in Section 1.3, all filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be) and become Final Orders (as hereinafter defined), and such Final Orders shall not, individually or in the aggregate, contain terms or conditions that would have, or be reasonably likely to have, a Material Adverse Effect on the Company or a Material Adverse Effect on Parent (excluding, after the Effective Time, the Company and its Subsidiaries). The term "Final Order" shall mean action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

                  (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding seeking any such Order.

                  (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

                  (f) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.

                  (g) Pooling Letter. Parent and the Company shall have received from Parent's independent accounting firm a letter, dated as of the Closing Date, to the effect that the Merger will qualify for "pooling of interests" accounting treatment, it being understood Parent's independent accounting firm may rely upon a letter of the Company's independent accounting firm with respect to the eligibility of the Company and its Subsidiaries for such accounting treatment.

                  7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date), and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

                  (c) Consents. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement and the Stock Option Agreement under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or is not reasonably likely to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

                  (d) Tax Opinion. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of law and fact as Sullivan & Cromwell considers appropriate, (i) representations made at the request of Sullivan & Cromwell by Parent, the Company, stockholders of Parent or the Company, or any combination of such persons, (ii) certificates provided at the request of Sullivan & Cromwell by officers of Parent or the Company and other appropriate persons and (iii) assumptions set forth in the opinion with the consent of Parent, which consent shall not be unreasonably withheld.

                  (e) Affiliates Letters. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 6.8.

                  (f) Comfort Letters. Parent shall have received, in form and substance reasonably satisfactory to Parent, from its independent public accounting firm and the Company's independent public accounting firm the "comfort" letters described in Section 6.5(b).

                  7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and Merger Sub to such effect.

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

                  (c) Consents. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement and the Stock Option Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on Parent or is not reasonably likely to materially adversely affect the ability of Parent to consummate the transactions contemplated by this Agreement.

                  (d) Tax Opinion. The Company shall have received the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent, Merger Sub and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinion may be based on, in addition to the review of such matters of law and fact as such counsel considers appropriate, (i) representations made at the request of such counsel by Parent, the Company, Merger Sub, stockholders of Parent or the Company, or any combination of such persons, (ii) certificates provided at the request of such counsel by officers of Parent, the Company and Merger Sub, or any combination of such officers and (iii) assumptions set forth in the opinion with the consent of the Company, which consent shall not be unreasonably withheld.

                  (e) Comfort Letters. The Company shall have received from its independent public accounting firm and Parent's independent public accounting firm the "comfort" letters described in Section 6.5(b).


                                  ARTICLE VIII

                                   Termination

                  8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company, Parent and Merger Sub, by action of their respective boards of directors.

                  8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if (a) the Merger shall not have been consummated by October 5, 1998, whether such date is before or after the date of approval by the stockholders of the Company or Parent (the "Termination Date"); provided that the Termination Date shall automatically be extended for six months if, on October 5, 1998: (i) any of the conditions set forth in Section 7.1(c) has not been satisfied or waived, (ii) each of the other conditions to the consummation of the Merger set forth in Article VII has been satisfied or waived or can readily be satisfied, and (iii) any Governmental Consent that has not yet been obtained is being pursued diligently and in good faith, (b) any Governmental Consents shall have been made or obtained by Final Orders which contain terms or conditions that would cause the condition set forth in Section 7.1(c) not to be satisfied, (c) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall have become final and non-appealable, whether before or after the approval by the stockholders of the Company or Parent, (d) the Company Requisite Vote shall not have been obtained at the duly held Stockholders Meeting, including any adjournments thereof, or (e) the Parent Requisite Vote shall not have been obtained at the duly held Parent Stockholders Meeting, including any adjournments thereof; provided that the right to terminate this Agreement pursuant to clause (a), (b), (d) or (e) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

                  8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the board of directors of the
Company:

                  (a) subject to and in accordance with the provisions of
Section 6.2; or

                  (b) if (i) the Board of Directors of Parent shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by the Company to do so, (ii) there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach, or
(iii) Parent or any of the other Persons described in Section 6.2(a) as affiliates, representatives or agents of Parent shall take any of the actions that would be proscribed by Section 6.2 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in Section 6.2(a) or in the second sentence of Section 6.2(b).

                  8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the stockholders of Parent referred to in Section 7.1(a), by action of the board of directors of Parent:

                  (a) subject to and in accordance with the provisions of
Section 6.2; or

                  (b) if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so, (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach, or (iii) if the Company or any of the other Persons described in Section 6.2(a) as affiliates, representatives or agents of the Company shall take any of the actions that would be proscribed by Section
6.2 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in Section 6.2(a) or in the second sentence of Section 6.2(b).

                  8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

                  (b) In the event that this Agreement is terminated (x) by the Company pursuant to Section 8.3(a) (or 6.2), or (y) by Parent pursuant to
Section 8.4(b)(i) or (iii), or (z) by the Company or Parent pursuant to Section 8.2(d), then the Company: (1) shall promptly, but in no event later than two days after the date of such termination (except in the case of a termination pursuant to Section 8.3(a) which requires payment prior to termination), pay Parent, in addition to any amount, not to exceed $20,000,000, paid and/or payable by the Company to Parent pursuant to the Stock Option Agreement, a termination fee equal to the sum of (I) the charges and expenses repaid to Parent or Merger Sub pursuant to clause (2) of this Section 8.5(b) and (II) an amount equal to $50,000,000 less the sum of (x) the amounts paid pursuant to clause (I) of this Section 8.5(b)(1), and (y) the amount, not to exceed $20,000,000, paid and/or payable by the Company to Parent pursuant to the Stock Option Agreement; and (2) shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the charges and expenses, including those of the Exchange Agent, incurred by Parent or Merger Sub in connection with this Agreement and the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement up to a maximum amount of $10,000,000, in each case payable by wire transfer of same day funds. In no event shall the Company be required to pay more than $50,000,000 pursuant to the preceding sentence. In addition, if this Agreement is terminated (x) at a time when a termination fee is payable pursuant to the terms of the preceding sentence or (y) at a time when the approval of the Company's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof and at any time within two years after such termination the Company shall consummate a Material Acquisition Transaction (as defined below) with any Person other than Parent or a Subsidiary of Parent, then the Company shall simultaneously with the consummation of such Material Acquisition Transaction pay Parent an additional termination fee of $50,000,000 payable by wire transfer of same day funds. A "Material Acquisition Transaction" shall mean, with respect to Parent or the Company, any Acquisition Transaction or series of related Acquisition Transactions involving a merger or consolidation of such party or involving forty percent or more of its voting power, equity interests or assets (in each case directly or indirectly). The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this

Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b) and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for any of the fees set forth in this Section 8.5(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                  (c) In the event that this Agreement is terminated (x) by Parent pursuant to Section 8.4(a)(or 6.2) or (y) by the Company pursuant to
Section 8.3(b)(i) or (iii), or (z) by the Company or Parent pursuant to Section 8.2(e), then Parent: (1) shall promptly, but in no event later than two days after the date of such termination (except in the case of a termination pursuant to Section 8.4(a) which requires payment prior to termination), pay the Company, in addition to any amount, not to exceed $20,000,000, paid and/or payable by Parent to the Company pursuant to the letter agreement, dated the date hereof, between Parent and the Company, a termination fee equal to the sum of (I) the charges and expenses repaid to the Company pursuant to clause (2) of this
Section 8.5(c) and (II) an amount equal to $50,000,000 less the sum of (x) the amounts paid pursuant to clause (I) of this Section 8.5(c)(1), and (y) the amount, not to exceed $20,000,000, paid and/or payable by Parent to the Company pursuant to the letter agreement, dated the date hereof, between Parent and the Company; and (2) shall promptly, but in no event later than two days after being notified of such by the Company, pay all of the charges and expenses incurred by the Company in connection with this Agreement and the Stock Option Agreement and the transactions contemplated by this Agreement and the Stock Option Agreement up to a maximum amount of $10,000,000, in each case payable by wire transfer of same day funds. In no event shall Parent be required to pay more than $50,000,000 pursuant to the preceding sentence. In addition, if this Agreement is terminated (x) at a time when a termination fee is payable pursuant to the terms of the preceding sentence or (y) at a time when the approval of Parent's stockholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof and at any time within two years after such termination Parent shall consummate a Material Acquisition Transaction with any Person other than the Company or a Subsidiary of the Company, then Parent shall simultaneously with the consummation of such Material Acquisition Transaction pay the Company an additional termination fee, payable by wire transfer of same day funds, of $50,000,000. Parent acknowledges that the agreements contained in this
Section 8.5(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Company would not enter into this Agreement; accordingly, if Parent fails to promptly pay the amount due pursuant to this Section 8.5(c) and, in order to obtain such payment, the Company commences a suit which results in a judgment against Parent for any of the fees set forth in this Section 8.5(c), Parent shall pay to the Company its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.


                                   ARTICLE IX

                            Miscellaneous and General

                  9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Sections 6.6 (Taxation and Accounting), 6.11 (Benefits), 6.12 (Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the representations contained in Section 5.1(c), the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                  9.2. Modification or Amendment. Subject to the provisions of applicable Law, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                  9.3. Waiver of Conditions; Extension. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and at any time prior to the Effective Time such party may waive such conditions in whole or in part or extend the time for the performance of any of the obligations or other acts of the other parties hereto to the extent permitted by applicable Law.

                  9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counter part being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. This Agreement shall become a binding obligation of Merger Sub upon Merger Sub's execution of this Agreement in accordance with Section 1.1(a).

                  9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF, THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the Federal courts of the United States of America located in the Commonwealth of Pennsylvania solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Stock Option Agreement and of the documents referred to in this Agreement and the Stock Option Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement and the Stock Option Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Commonwealth of Pennsylvania or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6, or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof. No provision of this Agreement shall be construed to require any party to violate or contravene any applicable Law.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE STOCK OPTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE STOCK OPTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE STOCK OPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR THE STOCK OPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

                  9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

                  if to Parent or Merger Sub

                  Allegheny Power System, Inc.
                  10435 Downsville Pike
                  Hagerstown, Maryland 21740-1766
                  Attention:  Thomas K. Henderson
                  telecopier:  (301) 665-2739

                  (with a copy to Joseph B. Frumkin
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  telecopier:  (212) 558-3588)

                  if to the Company

                  DQE, Inc.
                  411 Seventh Avenue
                  Pittsburgh, Pennsylvania 15230-1930
                  Attention:  Victor A. Roque
                  telecopier:  (412) 393-6266

                  (with copies to Douglas W. Hawes and
                    Steven H. Davis
                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                  125 West 55th Street
                  New York, New York 10019
                  telecopier:  (212) 424-8500)
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

                  9.7. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Stock Option Agreement and the Confidentiality Agreement, dated November 18, 1996, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties with respect to the subject matter hereof. References herein to this Agreement shall for all purposes be deemed to include references to the Company Disclosure Letter and Parent Disclosure Letter. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOT WITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FORE GOING.

                  9.8. No Third Party Beneficiaries. Except as provided in
Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

                  9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Company and Parent as of the date hereof.


                                        DQE, INC.



                                        By: /s/ David D. Marshall
                                            ------------------------------------
                                                David D. Marshall
                                                Chairman and Chief Executive
                                                  Officer


                                        ALLEGHENY POWER SYSTEM, INC.



                                        By: /s/ Alan J. Noia
                                            ------------------------------------
                                                Alan J. Noia
                                                Chairman and Chief Executive
                                                  Officer


                  Accepted and Agreed as of                             , 199
                                            ----------------------------     ---

                                        AYP SUB, INC.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                     EXHIBIT A-1


                           [FORM OF AFFILIATES LETTER]



                                                                [Date]




Allegheny Power System, Inc.
10435 Downsville Pike
Hagerstown, Maryland 21740

Ladies and Gentlemen:

                  I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of DQE, Inc., a Pennsylvania corporation (the "Company"), as such term (i) is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger dated as of April 5, 1997, as it may be amended, supplemented or modified from time to time (the "Merger Agreement"), among the Company, Allegheny Power System, Inc., a Maryland corporation ("Parent"), and AYP Sub, Inc., a Pennsylvania corporation to be formed as a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the Staff of the Commission has issued certain guidelines that should be followed to ensure the pooling of the entities.

                  I hereby represent and warrant that, since 30 days prior to the closing and including the date hereof, I have not sold, transferred or otherwise disposed of any shares of Common Stock, without par value, of the Company (the "Company Common Stock").

                  In consideration of the agreements contained herein, Parent's reliance on this letter in connection with the consummation of the Merger and for other good and


                                      A-1-1
valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and agree that (i) I will not make any sale, transfer or other disposition of Company Common Stock prior to the earlier of the Effective Time and the termination of the Merger Agreement, (ii) I will not make any sale, transfer or other disposition of Common Stock, par value $1.25 per share, of Parent (the "Parent Common Stock") received by me pursuant to the Merger until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, and (iii) I will not make any sale, transfer or other disposition of any shares of Parent Common Stock received by me pursuant to the Merger in violation of the Securities Act or the rules and regulations thereunder. I have been advised that the issuance of the shares of Parent Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the shareholders of the Company, the Parent Common Stock received by me may be disposed by me only (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

                  I also understand that instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be received by me pursuant to the Merger and that there will be placed on the certificates representing such shares of Parent Common Stock, or any substitutes therefor, a legend stating in substance as follows:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM SUCH REGISTRATION."



                                      A-1-2

                  It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if I shall have delivered to Parent an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that (i) the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act, and (ii) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act.

                  I further understand and agree that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption form such registration available.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  This letter agreement constitutes the complete understanding between Parent and me concerning the subject matter hereof. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.




                                      A-1-3

                  If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                        Very truly yours,


                                        _______________________
                                        Name:

Accepted this ____ day
of __________, 199__.

ALLEGHENY POWER SYSTEM, INC.


By:_______________________
   Name:
   Title:




                                      A-1-4

                                                                     EXHIBIT A-2


                       [FORM OF POOLING AFFILIATES LETTER]



                                                                [Date]




DQE, Inc.
411 Seventh Avenue
Pittsburgh, Pennsylvania 15230

Gentlemen:

                  I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Allegheny Power System, Inc., a Maryland corporation ("Parent"), as such term (i) is defined for purposes of paragraphs
(c) and (d) of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, or (ii) is used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 5, 1997, as it may be amended, supplemented or modified from time to time, among DQE, Inc., a Pennsylvania corporation (the "Company"), Parent, and AYP Sub, Inc., a Pennsylvania corporation to be formed as a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

                  I further understand that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with generally accepted accounting principles and that the Staff of the Commission has issued certain guidelines that should be followed to ensure the pooling of the entities.

                  I hereby represent and warrant that, since 30 days prior to the closing and including the date hereof, I have not sold, transferred or otherwise disposed of any shares of Common Stock, par value $1.25 per share, of Parent ("Parent Common Stock").

                  In consideration of the agreements contained herein, the Company's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, I hereby represent, warrant and


                                      A-2-1
agree that I will not make any sale, transfer, or other disposition of Parent Common Stock until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

                  Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Parent as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                  This letter agreement constitutes the complete understanding between the Company and me concerning the subject matter hereof. Any notice required to be sent to either party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This letter agreement shall be governed by and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania.




                                      A-2-2

                  If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.


                                        Very truly yours,


                                        ------------------------
                                        Name:


Accepted this ____th day
of ___________, 199_.


DQE, INC.



By:______________________
   Name:
   Title:




                                      A-2-3